UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Amendment No. 1)
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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EXIDE TECHNOLOGIES

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AMENDMENT TO THE
PROXY STATEMENT DATED JULY 28, 2006
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 22, 2006

August 4, 2006

To the Shareholders of Exide Technologies:

This Proxy Statement Amendment (this “Amendment”) is being mailed to our shareholders on or about August 4, 2006. This Amendment amends the Proxy Statement dated July 28, 2006, which was previously mailed to shareholders on or about July 28, 2006 in connection with the annual meeting of shareholders of Exide Technologies, scheduled to be held Tuesday August 22, 2006 at 9:00 a.m., local time, at the Hilton Garden Inn Atlanta North/Alpharetta at 4025 Windward Plaza Drive, Alpharetta, Georgia 30005 (the “Proxy Statement”). The information contained in this Amendment should be read in conjunction with the Proxy Statement.

The purpose of this Amendment is to update certain statements contained in the Proxy Statement.

The Rights Offering

We reported in the Proxy Statement that our shareholders would receive 0.87248 subscription rights per share owned on the record date of the rights offering. This ratio was based on our assumption that there would be 24,560,586 shares outstanding as of the record date of the rights offering. We have subsequently issued 428,182 shares of restricted stock to certain members of our management and our directors in connection with grants given in 2004, 2005 and 2006 under our 2004 Stock Incentive Plan. Such grants are reflected in the ownership of our management and our directors as reported in the section of the Proxy Statement titled “Security Ownership of Certain Beneficial Owners and Management,” but due to a clerical error were not issued. Due to this issuance, we will have 24,988,768 shares of common stock outstanding as of the record date of the rights offering and, consequently, our shareholders will receive 0.85753 subscription rights per share owned on the record date of the rights offering.

2004 Plan Grants

We reported in the Proxy Statement regarding prior grants under our 2004 Stock Incentive Plan (the “2004 Plan”) on page 17 under “New Plan Benefits” and on page 26 under “Options” and “Restricted Shares.” Due to clerical errors, certain of the figures and percentages in those sections were somewhat incorrect. The correct information is as follows: Pursuant to 2004 Plan, 619,038 options (net of forfeitures) were granted to executive officers in fiscal 2006, representing 72.4% of all options awarded. Pursuant to the 2004 Plan, 253,086 restricted shares (net of forfeitures) were approved for granting to executive officers in fiscal 2006, representing 74.7% of all shares awarded. Also for fiscal 2006, 39,711 options and 28,252 restricted shares were granted to our non-executive directors as a group and 235,388 options and 85,673 restricted shares were granted to our non-executive employees as a group.

			Number of Securities
			Remaining Available for
	Number of Securities to be	Weighted-Average	Future Issuance Under
	Issued Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants, and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	1,157,080	$8.31	1,539,738
Equity compensation plans not approved by security holders(2)	80,000	$13.22	—
Total	1,237,080	$8.63	1,539,738

(1)	Consists of our 2004 Stock Incentive Plan.

(2)	Consists of an inducement grant of options to our Chief Executive Officer

Director Ownership

Also, due to such errors some of the data in the beneficial ownership table on page 36 of the Proxy Statement requires revision. The corrected data is as follows:

	Number of Shares	Percentage
Name of Beneficial Owner	Beneficially Owned	Of Class

Michael R. D’Appolonia	7,412	*
Mark C. Demetree	7,626	*
David S. Ferguson	4,036	*
Phillip M. Martineau	12,412	*
John P. Reilly	7,412	*
Michael P. Ressner	7,412	*
Carroll R. Wetzel	4,036	*

By order of the Board of Directors

Brad S. Kalter, Corporate Secretary

Alpharetta, Georgia
August 4, 2006

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